Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of SeaChange International, Inc., which appears in SeaChange International, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 13, 2005

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SeaChange International, Inc. of our report dated July 11, 2005 relating to the financial statements of the Non-North America Business of Liberate Technologies, which appears in the Form 8-K/A of SeaChange International, dated September 26, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

October 11, 2005